Exhibit 99.1

Certain information with respect to Endo that has not previously been reported to the public.

Risks related to our business

Capitalized terms used but not defined herein shall have the meanings given to such terms in our Annual Report on Form 10-K for the year ended December 31, 2010.

We may incur liabilities as the result of “over-time” cases which, if ultimately determined adverse to the industry, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

A number of pharmaceutical companies are defendants in litigation brought by their own current and former pharmaceutical sales representatives, alleging that the companies violated wage and hour laws by misclassifying the sales representatives as “exempt” employees, and by failing to pay overtime compensation. We are subject to one such case, Susan S. Quinn, on behalf of herself and all others similarly situated v. Endo Pharmaceuticals Inc., which was conditionally certified as an “opt-in” class action on June 1, 2011, and is currently pending in the United States District Court for the District of Massachusetts. Depending on developments in this ongoing and any future litigation, there is a possibility that we will suffer an adverse decision or verdicts of substantial amounts, or that we will enter into monetary settlements. Any unfavorable outcome as a result of such litigation could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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